Exhibit 4

                                  AMENDMENT TO
                        THE AGREEMENT AND PLAN OF MERGER
                        AND TO THE STOCK OPTION AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND TO THE STOCK OPTION AGREEMENT (THIS "AMENDMENT"), DATED AS OF APRIL 3, 2000, BY AND BETWEEN THE INTERPUBLIC GROUP OF COMPANIES, INC., A DELAWARE CORPORATION ("PARENT") AND NFO WORLDWIDE, INC., A DELAWARE CORPORATION (THE "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger (the "Merger Agreement") and to that certain Stock Option Agreement (the "Option Agreement"), each dated as of December 20, 1999; and

         WHEREAS, pursuant to Section 8.6 of the Merger Agreement and pursuant to the Stock Option Agreement, the parties hereto wish to amend the Merger Agreement and the Stock Option Agreement as provided herein;

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE
REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

         SECTION 1.1. DEFINITIONS. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

         SECTION 2.1. THE PREAMBLE TO THE MERGER AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "AGREEMENT AND PLAN OF MERGER, dated as of December 20, 1999 (as amended by an Amendment, dated April 3, 2000, this "Agreement"), between The Interpublic Group of Companies, Inc., a Delaware corporation ("Parent"), and NFO Worldwide, Inc., a Delaware corporation (the "Company")."

         SECTION 2.2. THE THIRD RECITAL TO THE MERGER AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

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         "WHEREAS, in order to induce Parent to enter into this Agreement, and as a condition to its doing so, the Company is simultaneously entering into a stock option agreement (as amended by an Amendment, dated April 3, 2000, the "Option Agreement) with Parent, pursuant to which the Company is granting Parent an option to purchase shares of Company Common Stock (as hereinafter defined) exercisable under certain circumstances."

         SECTION 2.3. SECTION 2.1(C) OF THE MERGER AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "(c) Conversion of Company Common Stock. Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock) (including the associated Rights (as defined in the Company Rights Agreement referred to in Section 3.2(a)) issued and outstanding immediately prior to the Effective Time (individually, a "Share" and collectively, the "Shares") (other than Shares to be cancelled in accordance with Section 2.1(b)), shall be converted into and be exchangeable for the right to receive a fraction (rounded to the nearest ten thousandth and rounded up in the case of five one-hundred thousandths) of a fully paid and non-assessable share of common stock, par value $.10 per share, of Parent ("Parent Common Stock"), such fraction to be in the ratio provided below (the "Exchange Ratio"). If the Average Parent Stock Price (as hereinafter defined) is:

         (i) greater than $66.70, the Exchange Ratio shall be fixed at .3898;

         (ii) equal to or greater than $47.25 but less than or equal to $66.70, the Exchange Ratio shall be $26.00 divided by the Average Parent Stock Price; or

         (iii) less than $47.25, the Exchange Ratio shall be fixed at .5503;

provided that if the Average Parent Stock Price is less than $44.88 (the "Walk-Away Price"), the Company shall have the right to give telephonic notice to Parent (a "Termination Notice"), followed promptly by written notice, that the Company elects to terminate this Agreement in accordance with Section 8.3(a)(ii) hereof. Any Termination Notice shall be delivered to Parent no later than 5:00 p.m. New York City time on the second business day following the last day of the Measurement Period (as hereinafter defined). If the Company delivers a timely Termination Notice, Parent shall have the right to give telephonic notice to the Company (the "Top-Up Intent Notice"), followed promptly by written notice, that Parent elects to increase the Exchange Ratio to equal $26.00 divided by the Average Parent Stock Price. Any Top-Up Intent Notice shall be delivered to the Company no later than 5:00 p.m. New York City time on the fourth business day following the last day of the Measurement Period. As used herein, the "Average Parent Stock Price" shall mean the average of the per share closing prices of Parent Common Stock (rounded to the nearest ten thousandth and rounded up in the case

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of five one-hundred thousandths) on The New York Stock Exchange, Inc. ("NYSE")
(as reported in the New York City Edition of The Wall Street Journal or, if not reported thereby, another nationally recognized source) during the ten consecutive trading day period (the "Measurement Period") ending on the sixth trading day prior to the Effective Time. All shares of Parent Common Stock issued pursuant to this Section 2.1(c), together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7, are referred to herein as the "Merger Consideration".

         SECTION 2.3. THE FIRST SENTENCE OF SECTION 8.5(B) OF THE MERGER AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "(b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 8.3(b) or (ii) an Acquisition Proposal shall have been made to the Company or any of its subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), 8.2(b), 8.4(a), 8.4(b)(i) or, in the case of a willful breach of covenant or agreement by the Company, 8.4(b)(ii) and within 12 months of such termination of this Agreement, any Acquisition Proposal by a third party is consummated by the Company, then, in the case of (i) or (ii), the Company shall pay Parent a termination fee of $30,000,000 in same-day funds, together with interest accrued thereon at a rate equal to the prime rate, as announced by Citibank, N.A. from time to time, plus 2% during the period commencing on the date the termination fee is first payable hereunder."

         SECTION 2.4. THE PREAMBLE TO THE OPTION AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "STOCK OPTION AGREEMENT, dated as of December 20, 1999 (as amended by an Amendment, dated April 3, 2000, this "Agreement"), between The Interpublic Group of Companies, Inc., a Delaware corporation ("Grantee"), and NFO Worldwide, Inc., a Delaware corporation ("Issuer")."

         SECTION 2.5. THE FIRST RECITAL TO THE OPTION AGREEMENT SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "WHEREAS, concurrently herewith, the parties are entering into the Agreement and Plan of Merger (as amended by an Amendment, dated April 3, 2000, the "Merger Agreement");"

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         SECTION 2.6. SECTION 2(B)(V) OF THE OPTION AGREEMENT SHALL BE AMENDED
AND RESTATED IN ITS ENTIRETY, AND SHALL BE REPLACED WITH THE FOLLOWING:

         "(v) the receipt by the Grantee (pursuant to its request) of the sum of $30 million in respect of the termination fee under the Merger Agreement."

         SECTION 2.7. EACH REFERENCE IN SECTION 22 OF THE OPTION AGREEMENT TO "$27.5 MILLION" IS HEREBY REPLACED WITH A REFERENCE TO "$32.5 MILLION".

         SECTION 3.1.

         (A) OTHER THAN AS SET FORTH IN SECTIONS 2.1 THROUGH 2.7, THIS AMENDMENT DOES NOT MODIFY, CHANGE OR DELETE ANY OTHER ADDENDUM, TERM, PROVISION, REPRESENTATION, WARRANTY OR COVENANT (THE "PROVISIONS") RELATING TO OR CONTAINED IN THE MERGER AGREEMENT OR THE OPTION AGREEMENT, AND ALL SUCH PROVISIONS REMAIN IN FULL FORCE AND EFFECT. FOR THE AVOIDANCE OF DOUBT, ALL REFERENCES IN THE MERGER AGREEMENT AND THE OPTION AGREEMENT TO "THE DATE HEREOF" OR "THE DATE OF THIS AGREEMENT" SHALL BE DEEMED TO BE REFERENCES TO THE DATE DECEMBER 20, 1999.

         (B) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT PROVISIONS OF THE DGCL ARE MANDATORILY APPLICABLE), WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS, ALL OF WHICH SHALL BE CONSIDERED ONE AND THE SAME AGREEMENT, AND SHALL BECOME EFFECTIVE WHEN ONE OR MORE COUNTERPARTS HAVE BEEN SIGNED BY EACH OF THE PARTIES AND DELIVERED TO THE OTHER PARTIES.

         (C) THIS AMENDMENT AND ANY OF THE PROVISIONS HEREOF MAY NOT BE AMENDED, ALTERED OR ADDED TO IN ANY MANNER EXCEPT BY A DOCUMENT IN WRITING AND SIGNED BY EACH PARTY.

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         IN WITNESS WHEREOF, EACH OF THE PARTIES HAS CAUSED THIS AGREEMENT TO BE
DULY EXECUTED ON ITS BEHALF AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                    By: _____________________
                                    Name:
                                    Title:


                                    NFO WORLDWIDE, INC.

                                    By: ________________
                                    Name:  William E. Lipner
                                    Title: Chairman, Chief Executive Officer and
                                           President

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